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February 22, 1999





HAND DELIVERY

Harry L. Winn, Jr.


Dear Harry:

This letter outlines the revised severance package Fleming is offering you and supersedes the package in the letter dated February 17, 1999. This February 22, 1999 letter, along with the attached General Release, will reflect our agreement if you decide to accept this package.

The terms of your severance package are as follows:

1. SALARY REPLACEMENT. The Company will pay you salary replacement in the gross amount of one year's base salary at your current annual pay rate of $334,400 payable in equal installments without regard to whether you have obtained new employment. The first installment will be paid on the Company's first regular payday after you return executed copies of this letter agreement and the General Release referenced hereafter or seven (7) days following that return date, whichever is later. The remaining installments will be paid throughout the one year period on the Company's regular paydays.

2. BONUS BANK. The portion of your bonus which has previously been retained by the Company in a bookkeeping account under the Economic Value Added Incentive Bonus Plan for Fleming Companies, Inc. and its Subsidiaries (the "EVA Plan") for potential future payment (the "Bonus Bank") equals $98,841. The Company will distribute the entire gross amount of your Bonus Bank to you in a lump sum.
This payment will be made seven (7) days after you return executed copies of the letter agreement and General Release.

3. ACCRUED VACATION. The Company will pay you for 1999 vacation accrued as of January 1, 1999 and not used.

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4.   "COBRA PREMIUM" REPLACEMENT.  You have the right pursuant to COBRA to continued coverage under the Fleming Companies, Inc. Health Choice Plan (the "Medical Plan"). The Company will pay you a "COBRA premium" replacement in the amount of twelve (12) times the monthly COBRA premium for your current level of coverage under the Medical Plan, plus a "gross up" to offset income taxes, FICA and any other payroll taxes. You will receive this payment in a lump sum with the first installment of your salary replacement.

5. PAST SERVICE BENEFIT PLAN. The Company will waive any qualifying requirements relating to vesting or distribution of the Fleming Companies, Inc. Executive Past Service Benefit Plan (the "Past Service Plan") applicable to the award made to you on November 1, 1997. This benefit, plus interest as provided by the Past Service Plan, equalled approximately $265,592 as of December 31, 1998. It will be paid to you in accordance with the election you have previously made under the terms of the Past Service Plan.

6.   RESTRICTED STOCK AWARDS.   The Company will waive all qualifying
requirements and accelerate distribution to you of 22,500 shares of restricted stock (plus any paid dividends attributable to those shares) which were awarded to you on November 1, 1997, under the Fleming Companies, Inc. 1996 Stock Incentive Plan (the "1996 SIP"). Of those shares, 7,500 vested by time on January 1, 1998, 7,500 vested by performance on March 31, 1998, and 7,500 vested by time on January 1, 1999. Likewise, the Company will waive the qualifying requirements and accelerate both vesting and distribution of 7,500 additional shares of restricted stock (plus any paid dividends attributable to those shares) awarded to you on November 1, 1997 under the 1996 SIP which, but for your separation from employment with the Company, would have vested on January 1, 2000. Distribution of these restricted shares will be made seven (7) days after you return the signed letter agreement and General Release. All other restricted shares or awards which you might have become eligible to receive over time under the 1996 SIP or any other Fleming plans will be forfeited.

7. AUTOMOBILE, LAPTOP COMPUTER AND OFFICE ARTWORK. The Company will transfer title to you of the automobile which you have been driving in connection with Company business seven (7) days after you return executed copies of the letter agreement and General Release. The Company will also allow you to keep the laptop computer you have been using, although we will, of course, expect you to expunge any of the Company's business information you have downloaded onto it. The Company also recognizes that the artwork and maps which have been in your office are your personal property and that you are free to remove those items.

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8.   REIMBURSEMENT OF RELOCATION COSTS.  The Company will reimburse you for costs you may incur in the twelve (12) months following your separation in connection with relocating your family members and personal possessions from your current residence to a residence outside a 75 mile radius of Oklahoma City, Oklahoma in order to accept new employment, provided that your next employer does not regularly pay for these types of relocation expenses for new executive-level employees and provided that such relocation costs are reasonable and would be reimbursed to Fleming associates under the Company's reimbursement practices regarding personal travel expenses to the new destination and household goods shipment expenses. This reimbursement will be paid within thirty (30) days after you submit vouchers representing the payment of these relocation costs to the Company.

9. OUTPLACEMENT. The Company will provide you with a "Level One" executive outplacement package with James Farris & Associates. If you prefer to use a different outplacement firm, the Company will pay that firm a reasonable fee (up to 15% of your annual base salary) for whatever substitute outplacement package you may select.

10. TAXES. Unless otherwise noted, any payments and benefits which are subject to federal and state income tax withholding, FICA and other payroll taxes will be reduced by those amounts by the Company.

11. GENERAL RELEASE. You will execute the General Release which is attached and return it, along with the executed copy of this letter agreement, within twenty-one (21) days of the date you receive this letter. You will also agree not to attempt to revoke or rescind the General Release at any time in the future or commence any action against Fleming in regard to your prior employment relationship. By signing this letter, you are representing to the Company that you fully understand the General Release and will have had an opportunity to seek legal advice regarding the General Release and the agreement proposed by this letter, if you desire to do so, before signing it. You are also representing to the Company that between the date of this letter and the date you sign the General Release, you have not commenced any charge, action or complaint with any court or with the Equal Employment Opportunity Commission, the United States or Oklahoma Departments of Labor or with any other judicial or administrative agency in regard to your employment relationship or any matters arising out of that relationship. Finally, you are representing to the Company that you fully understand that any such filing or commencement shall constitute a rejection by you of the Company's severance package offered in this letter.

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                                                                             -4-

12. CONTINUED LITIGATION ASSISTANCE. You will continue to cooperate with and assist the Company and its representatives and attorneys as requested with respect to any litigation, arbitrations or other dispute resolutions by being available for interviews, depositions and/or testimony in regard to any matters in which you are or have been involved or with respect to which you have relevant information. The Company will reimburse you for reasonable expenses you may incur for travel in connection with this obligation.

13. FUTURE EMPLOYMENT AND CONFIDENTIALITY OF INFORMATION. Except with the prior written consent of the Company, during the period you are receiving salary replacement installments from the Company under paragraph 1, you will not be employed by or otherwise act on behalf of an entity which competes with the Company in the food distribution or marketing business. Except with the prior written consent of the Company, you will not at any time in the future be employed or otherwise act as an expert witness or consultant or in any similar capacity in any litigation, arbitration, regulatory or agency hearing or other adversarial or investigatory proceeding involving Fleming. Also, except with the prior written consent of the Company, you will not at any time hereafter make any independent use of or disclose to any other person or organization any of the Company's confidential, proprietary information or trade secrets. This shall apply to any information concerning Fleming which is of a special and unique value and includes, without limitation, both written and unwritten information relating to operations; business planning and strategies; litigation strategies; finance; accounting; sales; personnel, salaries and management; customer names, addresses and contracts; customer requirements; costs of providing products and service; operating and maintenance costs; and pricing matters. This shall also apply to any trade secrets of the Company the protection of which is of critical importance to Fleming and includes, without limitation, techniques, methods, processes, data and the like. This commitment of confidentiality shall also apply to the terms of this severance package, except for discussions with your spouse, your personal attorney and/or accountants, or as needed to enforce our agreement. Any disclosure by such individuals shall be deemed a disclosure by you and shall have the same consequences as a breach of our agreement directly by you.

14. PRESERVING COMPANY NAME. You will not at any time in the future defame, disparage or make statements which could embarrass or cause harm to the Company's name and reputation or the names and reputation of any of its officers, directors or representatives to the Company's current, former or prospective vendors, customers, professional colleagues, industry organizations, associates or contractors, to any governmental or regulatory agency or to the press or media.

15. FORFEITURE. The continued payment by the Company and retention by you of any payments to be made or benefits provided under this letter agreement shall be contingent not only on your execution of the General Release described in paragraph 11, but also on your on-going compliance with your other obligations under our agreement, including your commitments in paragraphs 12, 13 and 14. Breach of your obligations at any time in the

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                                                                             -5-

future shall entitle the Company to cease all payments to be made or benefits provided under this letter agreement and shall entitle the Company to immediate reimbursement from you of any payments you have previously received.

16. ARBITRATION. You and the Company agree that your employment and this severance package relate to interstate commerce, and that any disputes, claims or controversies between you and Fleming which may arise out of or relate to our prior employment relationship or this letter agreement shall be settled by arbitration. Our agreement to arbitrate shall survive the termination or rescission of this letter agreement. Any arbitration shall be in accordance with the Rules of the American Arbitration Association and shall be undertaken pursuant to the Federal Arbitration Act. Arbitration will be held in Oklahoma City, Oklahoma unless we mutually agree on another location. The decision of the arbitrator(s) will be enforceable in any court of competent jurisdiction. The arbitrator(s) may award costs and attorneys' fees in connection with the arbitration to the prevailing party; however, in the arbitrator's(s') discretion, each party may be ordered to bear its/his own costs and attorneys' fees. We agree that punitive, liquidated or indirect damages shall not be awarded by the arbitrator(s). Nothing in this agreement to arbitrate, however, shall preclude the Company from obtaining injunctive relief from a court of competent jurisdiction prohibiting any on-going breaches by you of your continuing obligations under paragraphs 11, 12, 13 or 14 of this letter agreement pending arbitration.

17. INDEMNIFICATION AND INSURANCE. The Company shall hereafter indemnify you and hold you harmless in the same manner as it would any other key management associate of the Company with respect to acts or omissions occurring prior to your separation from employment. In addition, for a period of five years following your separation from employment, the Company shall cover you under any Directors and Officers liability insurance policy which is in effect covering acts or omissions occurring prior to the termination of your employment to the same extent it provides such coverage for directors and officers of the Company at that time.

The agreement of you and the Company, in the event you execute this letter, will be in consideration of the mutual promises described above. Also, this letter and the General Release will constitute the entire agreement between you and Fleming with respect to your separation from employment and your severance package.

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Please contact me if you have any questions about the severance package.  I will need to know your decision no later than the close of business twenty-one (21) days from the date you receive this letter.

Very truly yours,



Mark S. Hansen
Chairman and Chief Executive Officer

DELIVERED BY:


--------------------------
Signature


--------------------------
Date



ACCEPTED AND AGREED TO BY:


/s/ Harry L. Winn, Jr.
--------------------------
Harry L. Winn, Jr.


February 25, 1999
--------------------------
Date


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          NOTICE. VARIOUS STATE AND FEDERAL LAWS, INCLUDING TITLE VII OF THE
CIVIL RIGHTS ACT OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE AMERICANS WITH DISABILITIES ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT AND THE VETERANS REEMPLOYMENT RIGHTS ACT (ALL AS AMENDED FROM TIME TO TIME), PROHIBIT EMPLOYMENT DISCRIMINATION BASED ON SEX, RACE, COLOR, NATIONAL ORIGIN, RELIGION, AGE, DISABILITY, ELIGIBILITY FOR COVERED EMPLOYEE BENEFITS OR VETERAN STATUS. THESE LAWS ARE ENFORCED THROUGH THE EQUAL OPPORTUNITY EMPLOYMENT COMMISSION (EEOC), UNITED STATES DEPARTMENT OF LABOR AND VARIOUS STATE OR MUNICIPAL FAIR EMPLOYMENT BOARDS, HUMAN RIGHTS COMMISSIONS OR SIMILAR AGENCIES.

          THIS GENERAL RELEASE IS BEING PROVIDED TO YOU IN CONNECTION WITH THE SPECIAL, INDIVIDUALIZED SEVERANCE PACKAGE OUTLINED IN A PROPOSED LETTER AGREEMENT DATED FEBRUARY 22, 1999. THE FEDERAL OLDER WORKER BENEFIT PROTECTION ACT REQUIRES THAT YOU HAVE AT LEAST TWENTY-ONE (21) DAYS, IF YOU WANT IT, TO CONSIDER WHETHER YOU WISH TO SIGN A RELEASE SUCH AS THIS ONE IN CONNECTION WITH A SPECIAL, INDIVIDUALIZED SEVERANCE PACKAGE. YOU HAVE UNTIL THE CLOSE OF BUSINESS TWENTY-ONE (21) DAYS FROM THE DATE YOU RECEIVE THE FEBRUARY 22, 1999 LETTER AND THIS GENERAL RELEASE TO MAKE YOUR DECISION. YOU MAY ACCEPT THE SPECIAL, INDIVIDUALIZED SEVERANCE PACKAGE AT ANY TIME DURING THAT PERIOD. BEFORE EXECUTING THIS GENERAL RELEASE YOU SHOULD REVIEW IT AND THE PROPOSED LETTER AGREEMENT CAREFULLY AND CONSULT WITH YOUR ATTORNEY.

          YOU MAY REVOKE THIS GENERAL RELEASE WITHIN SEVEN (7) DAYS AFTER YOU SIGN IT AND IT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THAT REVOCATION PERIOD HAS EXPIRED. IF YOU DO NOT ACCEPT THE SEVERANCE PACKAGE AND SIGN AND RETURN THIS GENERAL RELEASE WITHIN TWENTY-ONE (21) DAYS, OR IF YOU EXERCISE YOUR RIGHT TO REVOKE THE GENERAL RELEASE AFTER SIGNING IT, YOU WILL NOT BE ELIGIBLE FOR THE SPECIAL, INDIVIDUALIZED SEVERANCE PACKAGE. ANY REVOCATION MUST BE IN WRITING AND MUST BE RECEIVED BY FLEMING COMPANIES, INC., ATTENTION: DEE JEROME, 6301 WATERFORD BLVD., OKLAHOMA CITY, OK 73126, WITHIN THE SEVEN-DAY PERIOD FOLLOWING YOUR EXECUTION OF THIS GENERAL RELEASE.

                                 GENERAL RELEASE

          In consideration of the special, individualized severance package offered to me by Fleming Companies, Inc. and the separation benefits I will receive as reflected in a letter dated February 22, 1999 (the "Letter Agreement"), I release and discharge Fleming Companies, Inc. and its successors, affiliates, parent, subsidiaries, partners, employees, officers, directors and agents (hereinafter referred to collectively as the "Company") from all claims, liabilities, demands and causes of action, known or unknown, fixed or contingent, which I may have or claim to have against the Company, including any claims arising out of or relating to my past employment with the Company and the severance of that relationship, as well as my decision to accept the separation benefits described in the Letter Agreement, and do hereby covenant not to file a lawsuit to assert such claims. This includes but is not limited to claims arising under federal, state, or local laws prohibiting employment discrimination (including the Age Discrimination in Employment Act), relating to any prior written, oral or implied contracts pertaining to employment, severance or retirement or growing out of any legal or equitable restrictions on the Company's rights not to continue an employment relationship with its employees, but not to include any claims under the Employee Retirement Income Security Act with regard to vested rights in any of the Company's qualified retirement plans.

          I have carefully reviewed and fully understand all the provisions of the Letter Agreement, the foregoing Notice and this General Release, which set forth the entire agreement between me and the Company.

          I understand that my receipt of the separation benefits under the Letter Agreement is dependent on my execution of this General Release, upon my return to the Company of any Company property within my possession or control and upon my continued cooperation in providing information necessary for transition and maintenance of the Company's ongoing business. I also understand that my receipt and retention of the separation benefits are also contingent on my continued nondisclosure of the Company's confidential information, including the terms of my severance package, and that prohibited disclosure of information or any future defamation, disparaging remarks or statements by me to any third parties, other associates or the media which could embarrass or cause harm to the Company's name and reputation or to the name and reputation of its officers, directors or representatives shall entitle the Company to reimbursement or retention of any separation benefits I have received or may receive.

          I acknowledge that the Company has given me a 21-day period to consider this General Release and whether to accept the special, individualized severance package, and that the Company has advised me to seek independent legal advice as to these matters if I chose to do so. I further acknowledge that I have not relied upon any representation or statement, oral or written, by the Company not set forth in those materials and documents.

          DATED this 25th day of February, 1999.


                                        /s/ Harry L. Winn, Jr.
-------------------                     ---------------------------------------
(Print Name)                            Harry L. Winn, Jr.


-------------------                     ---------------------------------
(Print Name)                            Witness







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